UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TENON MEDICAL, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TENON MEDICAL, INC.
104 Cooper Ct.
Los Gatos, CA 95032
(408) 649-5760
www.tenonmed.com

June 17, 2025

Dear Stockholder:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders of Tenon Medical, Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on Wednesday, July 23, 2025 at 10:30 a.m. Pacific Time.

Stockholders will NOT be able to attend the Annual Meeting in person. The Annual Meeting will be accessible only over the internet. Please see “Attending the Virtual Annual Meeting” in the proxy statement (the “Proxy Statement”) accompanying this letter for information on how to register, obtain the proxy materials, attend, submit questions and vote at the Annual Meeting.

We are making available to you the accompanying Notice of Annual Meeting (“Notice”), Proxy Statement and form of proxy card or voting instruction form on or about June 17, 2025. We are pleased to furnish proxy materials to stockholders primarily over the internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our Annual Meeting and conserves natural resources. On or about June 17, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) that includes instructions on how to access our Proxy Statement and 2024 Annual Report and how to vote online. The Internet Availability Notice also includes instructions on how you can receive a paper copy of your Annual Meeting materials, including the Notice, Proxy Statement and proxy card or voting instruction form. If you elected to receive your Annual Meeting materials by mail, the Notice, Proxy Statement and proxy card or voting instruction form were enclosed. If you elected to receive your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the 2024 Annual Report and the Proxy Statement, both of which are available on the Company’s website at www.tenonmed.com. Additional details regarding admission to, and the business to be conducted at, the Annual Meeting are described in the accompanying Notice and Proxy Statement.

Only stockholders of record at the close of business on June 6, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the internet, by telephone or by mailing in a proxy card. Please review the instructions on the proxy card or voting instruction form regarding each of these voting options. Voting will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

Thank you for your on-going support of Tenon Medical, Inc.

Sincerely,

Steven Foster

Director, Chief Executive Officer and President

TENON MEDICAL, INC.

104 COOPER CT.

LOS GATOS, CA 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON
WEDNESDAY, JULY 23, 2025 AT 10:30 A.M., PACIFIC TIME

VIA A LIVE WEBCAST ONLY

ITEMS OF BUSINESS:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Tenon Medical, Inc. (“Tenon” or the “Company”) will be held virtually via live webcast on Wednesday, July 23, 2025 at 10:30 a.m. Pacific Time for the following purposes:

(1)	to elect Steven Foster, Richard Ginn, Ivan Howard, Richard Ferrari, Kristine Jacques, Robert Weigle and Stephen Hochschuler, M.D. as directors to serve until the 2026 Annual Meeting of the Stockholders of the Company;

(2)	to approve the exercisability of the warrants issued pursuant to the warrant exercise inducement transaction entered into on March 11, 2025, including (i) the Series C-1 Warrants to purchase up to 2,445,700 shares of common stock and (ii) the Series C-2 Warrants to purchase up to 1,222,850 shares of common stock, in each case at an exercise price of $1.25 per share (collectively, the “New Warrants”), which will become exercisable for five years and three years, respectively, from the date on which stockholder approval is obtained (the “Warrant Approval Proposal”);

(3)	to approve amendments to the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the number of shares of the Company’s common stock reserved for issuance under the 2022 Plan from 189,870 shares to 1,328,365 shares and (ii) amend the 2022 Plan’s evergreen provision to increase the annual automatic increase of shares of common stock reserved under the 2022 Plan occurring on January 1 of each fiscal year, beginning with the fiscal year ending December 31, 2026, to either, as determined in the sole discretion of the 2022 Plan administrator (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) a number of shares that, when added to the number of shares reserved under the 2022 Plan on the last day of the prior fiscal year, will cause the number of shares reserved under the 2022 Plan to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number than obtained from the application of clause (x) above, as determined by the 2022 Plan administrator (the “2022 Plan Amendment Proposal”);

(4)	to ratify the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 (the “Auditor Appointment Proposal”); and

(5)	to approve adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Annual Meeting (the “Adjournment Proposal”).

These items of business are more fully described in the proxy statement (“Proxy Statement”) accompanying this Notice of Annual Meeting of Stockholders (“Notice”). We are not aware of any other business to come before the Annual Meeting.

After careful consideration, the Board has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board recommends a vote “FOR” the Election of each director nominee (Proposal 1), “FOR” the Warrant Approval Proposal (Proposal 2), “FOR” the approval of the 2022 Plan Amendment Proposal (Proposal 3), “FOR” the Auditor Appointment Proposal (Proposal 4) and “FOR” the Adjournment Proposal (Proposal 5).

All stockholders are invited to attend the Annual Meeting virtually and no stockholder will be able to attend the Annual Meeting in person. The Annual Meeting will be accessible via the internet in accordance with the instructions contained in the Proxy Statement. Please see “Questions and Answers About the Meeting and Voting—How Do I Vote At The Annual Meeting?” in the Proxy Statement accompanying this Notice for information on how to attend, submit questions and vote at the Annual Meeting.

WHO CAN VOTE?

You can vote at the Annual Meeting if you were a stockholder of record as of the close of business on June 6, 2025 (the “Record Date”). Only stockholders of record on the Record Date are entitled to receive this Notice and to vote at the Annual Meeting or at any postponement(s) or, continuations(s) or adjournment(s) of the Annual Meeting.

ANNUAL REPORT

A copy of our 2024 Annual Report on Form 10-K (the “2024 Annual Report”), accompanies the Proxy Statement.

REVIEW THE PROXY MATERIALS AND ANNUAL REPORT ON OUR WEBSITE

You may also read the 2024 Annual Report, this Notice and Proxy Statement at www.tenonmed.com.

AVAILABLE DATE

This Notice, the Proxy Statement and the form of proxy are first being made available to stockholders on or about June 17, 2025 at Proxyvote.com.

YOUR VOTE IS IMPORTANT. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY MAILING BACK A PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT OR ON THE PROXY CARD OR VOTING INSTRUCTION FORM REGARDING EACH OF THESE VOTING OPTIONS.

We hope you are able to attend the Annual Meeting virtually via the internet. Whether or not you attend, it is important that your stock be represented and voted at the meeting. I urge you to please complete, date and return the proxy card in the enclosed envelope, vote your shares electronically or vote by telephone using the information provided in the attached Proxy Statement prior to the Annual Meeting date. The vote of each stockholder is very important. You may revoke your written proxy at any time before it is voted at the Annual Meeting by giving written notice to the Company’s Chief Financial Officer, by submitting a properly executed paper proxy bearing a later date or by attending the Annual Meeting virtually and voting online during the meeting. Stockholders may also revoke their proxies by entering a new vote over the internet or by telephone.

By Order of the Board of Directors

Richard Ferrari

Executive Chairman of the Board

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	2

PROPOSAL 1: ELECTION OF DIRECTORS	8

DIRECTORS AND EXECUTIVE OFFICERS	8

CORPORATE GOVERNANCE	11

AUDIT COMMITTEE REPORT	15

DIRECTOR COMPENSATION	17

EXECUTIVE COMPENSATION	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22

PROPOSAL 2: APPROVAL OF THE EXERCISABILITY OF THE SERIES C-1 AND SERIES C-2 WARRANTS ISSUED IN CONNECTION WITH THE MARCH 11, 2025 INDUCEMENT TRANSACTION	22

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE TENON MEDICAL, INC. 2022 EQUITY INCENTIVE PLAN TO INCREASE THE SHARE RESERVE AND MODIFY THE EVERGREEN PROVISION	24

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25

PROPOSAL 5: APPROVAL OF ADJOURNMENT OF ANNUAL MEETING	27

ADDITIONAL INFORMATION	27

i

TENON MEDICAL, INC.
104 Cooper Ct.
Los Gatos, CA 95032

PROXY STATEMENT

For Annual Meeting of Stockholders to Be Held on July 23, 2025

The Board of Directors (the “Board”) of Tenon Medical, Inc., a Delaware corporation (“Tenon,” “Company,” “we,” “us” or “our”), solicits the enclosed proxy for use at the 2025 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held on July 23, 2025, only via live webcast accessible by following the instructions set forth here at “Questions and Answers About the Meeting And Voting—How Do I Vote at the Annual Meeting?” This proxy statement (“Proxy Statement”) and the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and form of proxy are first being made available to stockholders on or about June 17, 2025.

We are furnishing proxy materials to our stockholders primarily via the internet. On or about June 17, 2025, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2024 Annual Report to Stockholders (the “2024 Annual Report”). The Internet Availability Notice also provides information on how to access your voting instructions to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the internet, or have been mailed paper copies of our proxy materials and a proxy card or voting instruction form. Internet distribution of our proxy materials helps to expedite receipt by our stockholders, lowers the cost of the Annual Meeting and conserves natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Internet Availability Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

The executive offices of the Company are located at, and the mailing address of the Company is 104 Cooper Ct., Los Gatos, CA 95032.

This Proxy Statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and executive officers.

Under Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about June 17, 2025, we will begin sending to our stockholders the Internet Availability Notice containing instructions on how to access our Proxy Statement for our Annual Meeting and our 2024 Annual Report. The Internet Availability Notice also provides instructions on how to vote online or by telephone, how to access the virtual Annual Meeting and how to receive a paper copy of the proxy materials by mail. The Notice and Proxy Statement are also available at Proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is a proxy?

A: A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” By using the methods discussed below, you will be appointing Steven Foster, the Chief Executive Officer, President and a director of the Company, and Kevin Williamson, the Chief Financial Officer of the Company, as your proxy. The proxy agent will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

Q: What is a proxy statement?

A: A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

Q: What is the purpose of the Annual Meeting?

A: At our Annual Meeting, stockholders will vote on: (i) the election of seven (7) directors; (ii) the approval of the exercisability of the warrants issued pursuant to the warrant exercise inducement transaction entered into on March 11, 2025, including (i) the Series C-1 Warrants to purchase up to 2,445,700 shares of common stock and (ii) the Series C-2 Warrants to purchase up to 1,222,850 shares of common stock, in each case at an exercise price of $1.25 per share, which will become exercisable for five years and three years, respectively, from the date on which stockholder approval is obtained (the “Warrant Approval Proposal”); (iii) to approve amendments to the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to (a) increase the number of shares of the Company’s common stock reserved for issuance under the 2022 Plan from 189,870 shares to 1,328,365 shares and (b) amend the plan’s evergreen provision to increase the annual automatic increase of shares of common stock reserved under the 2022 Plan occurring on January 1 of each fiscal year, beginning with the fiscal year ending December 31, 2026, to either, as determined in the sole discretion of the Plan administrator (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) a number of shares that, when added to the number of shares reserved under the 2022 Plan on the last day of the prior fiscal year, will cause the number of shares reserved under the 2022 Plan to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number than obtained from the application of clause (x) above, as determined by the 2022 Plan administrator (the “2022 Plan Amendment Proposal”); (iv) to ratify the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 (the “Auditor Appointment Proposal”); and (v) such other matters as may come before the meeting. In addition, following the meeting our management will report on the Company’s performance over the last fiscal year and respond to questions from stockholders.

Q: Why am I receiving these materials?

A: The Board has made these materials available to you over the internet at Proxyvote.com, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting. The Annual Meeting is scheduled to be held on Wednesday, July 23, 2025 at 10:30 a.m. Pacific Time, via live webcast. This solicitation by the Board is for proxies for use at the Annual Meeting.

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A: As permitted by SEC rules, we are making this Proxy Statement and our Annual Report available to our stockholders electronically via the internet. On or about June 17, 2025, we mailed to our stockholders the Internet Availability Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received the Internet Availability Notice by mail you will not receive a printed copy of the proxy materials in the mail unless you request a copy. The Internet Availability Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Internet Availability Notice also instructs you on how you may submit your proxy over the internet or by telephone. If you received the Internet Availability Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Availability Notice. We encourage you to take advantage of the availability of the proxy materials on the internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Q: How do I obtain the materials for the Annual Meeting?

A: You should have received the Internet Availability Notice in the mail of how to obtain materials for the Annual Meeting. Please follow the instructions on the Internet Availability Notice to obtain the materials either via the internet, by telephone or by e-mail.

You may also view the following proxy materials on the Company’s website at www.tenonmed.com:

●	the Company’s 2024 Annual Report; and

●	the Company’s 2025 Proxy Statement.

You may not vote on the Company’s website.

The Company urges you to request your materials before July 16, 2025 so that you will receive them in a timely manner in order to vote at the Annual Meeting.

Q: Who may attend the Annual Meeting?

A: The Annual Meeting is open to all stockholders of record as of close of business on June 6, 2025 (the “Record Date”), or their duly appointed proxies.

Q: What will I need in order to attend the Annual Meeting Online?

A: You may attend the Annual Meeting via the internet, vote your shares and, after the meeting adjourns, submit a question by first registering at www.virtualshareholdermeeting.com/TNON2025 using your Virtual Control Number that is on the Internet Availability Notice that you received previously in the mail. Your registration must be received by 11:59 p.m. Eastern time on July 21, 2025. On the day of the Annual Meeting, if you have properly registered, you may log in to attend the Annual Meeting by clicking on the link provided and the password you received by email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to vote are set forth below in the question “How do I vote at the Annual Meeting?” If you do not comply with the procedures outlined in this Proxy Statement, you will not be admitted to the virtual Annual Meeting. Online access will begin at 10:15 a.m. Pacific Time on July 23, 2025 and we encourage you to access the meeting prior to the start time. The meeting webcast will begin promptly at 10:30 a.m. Pacific Time on July 23, 2025.

Q: May stockholders ask questions?

A: Yes. Representatives of the Company will answer stockholders’ questions of general interest after the adjournment of the Annual Meeting. Depending upon the number of persons asking questions, the Chairman of the meeting may limit the number of questions one person may ask in order to give a greater number of stockholders an opportunity to ask questions. If you choose to attend the online meeting, you may submit a question during the Annual Meeting webcast by using your Virtual Control Number. Questions will be answered as time allows.

Q: Who may vote?

A: You may vote if you owned Tenon Medical common stock as of the close of business on June 6, 2025. Each share of Tenon Medical common stock is entitled to one vote. As of the Record Date, the Company had 7,589,970 shares of common stock outstanding.

Q: What am I voting on?

A: You will be voting on the following items of business at the Annual Meeting:

●	the election of seven (7) directors to serve until the 2026 Annual Meeting of stockholders and until their respective successors are duly elected and qualified;

●	the approval of the Warrant Approval Proposal;

●	the approval of the 2022 Plan Amendment Proposal;

●	the approval of the Auditor Appointment Proposal; and

●	the approval of the Adjournment Proposal.

Q: How does the Board recommend that I vote?

A: Our Board recommends that you vote your shares:

●	“FOR” each of the nominees named in this Proxy Statement for election to the Board;

●	“FOR” the approval of the Warrant Approval Proposal;

●	“FOR” the approval of the 2022 Plan Amendment Proposal;

●	“FOR” the approval of the Auditor Appointment Proposal; and

●	“FOR” the approval of the Adjournment Proposal.

Q: How do I vote at the Annual Meeting?

A: You should have received the Internet Availability Notice in the mail that described the methods of voting at the virtual Annual Meeting. Please refer to that notice to vote.

If you received a paper proxy card, you may vote by mail by returning the proxy card to the address on the enclosed envelope.

If you are a stockholder of record, you must:

●

First register at www.virtualshareholdermeeting.com/TNON2025 by 11:59 p.m., Eastern time, on July 22, 2025. You will need to enter your name, phone number, email address and Virtual Control Number (included on your proxy card that was included with the proxy materials) as part of the registration, following which, you will receive an email confirming your registration, as well as the password you will need to enter the Annual Meeting.

If you do not have your Virtual Control Number, you may still attend the Annual Meeting as a guest (non-stockholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials.

●	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TNON2025 during the Annual Meeting while the polls are open (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials).

If your shares are held in a “street name,” you must:

●	Obtain a legal proxy from your broker, bank or other nominee.

●	Register at www.virtualshareholdermeeting.com/TNON2025 by 11:59 p.m., Eastern time, on July 22, 2025.

You must enter your name, phone number and email address and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration, following which, you will receive an email confirming your registration, your Virtual Control Number, as well as the password to attend the Annual Meeting.

Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting as a guest (non- stockholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

●	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials.

●	If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TNON2025 during the Annual Meeting while the polls are open (you will need the Virtual Control Number included on your proxy card that was included with the proxy materials).

If you encounter technical difficulties:

We will have technicians ready to assist you with any technical difficulties you may have in accessing the Annual Meeting live webcast. Please be sure to check in by 10:15 a.m., Eastern time, on July 23, 2025, the day of the Annual Meeting, so that we may address any technical difficulties before the Annual Meeting live webcast begins. If you encounter any difficulties accessing the Annual Meeting live webcast during the check-in or meeting time, please call the telephone number provided on the login page at www.virtualshareholdermeeting.com/TNON2025.

The Company urges you to vote before July 21, 2025 to ensure that your vote is timely received and counted.

Q: Can I change my mind after I vote?

A: You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

●	voting again by telephone or through the Internet during the virtual Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you take any of the actions noted above.

Q: Who will count the votes?

A: Broadridge has engaged Jan Castillo, an independent third party, to serve as the inspector of election. Jan Castillo is not affiliated with the Company or any of its directors, director nominees, or officers.

Q: What if I return my proxy card but do not provide voting instructions?

A: If you vote by proxy card, your shares will be voted as you instruct by the individuals named as proxies on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

●	FOR the election of the seven (7) nominees for director named in this Proxy Statement (Proposal 1);

●	FOR the approval of the Warrant Approval Proposal (Proposal 2);

●	FOR the approval of the 2022 Plan Amendment Proposal (Proposal 3);

●	FOR the approval of the Auditor Appointment Proposal (Proposal 4); and

●	FOR the approval of the Adjournment Proposal (Proposal 5).

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Vstock Transfer, LLC, which may be reached at (212) 828-8436.

Q: Will my shares be voted if I do not provide my proxy?

A: Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of Nasdaq to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The proposal to ratify the selection of Haskell and White LLP as our independent auditor for fiscal year 2025 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Abstentions and broker non-votes will have no effect on the outcome of the vote on these proposals.

Q: How many votes must be present to hold the Annual Meeting?

A: Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting online or if you properly return a proxy by internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of stock, as of the Record Date, entitled to vote must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

Q: How many votes are needed to elect directors?

A: You may vote “FOR” each nominee or “WITHHOLD AUTHORITY” to vote for each nominee. Unless you mark “WITHHOLD AUTHORITY” with respect to a particular nominee or nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds the number of votes withholding authority. In a contested election, a nominee will be elected director if he receives more votes than another nominee. Thus, the seven (7) directors with the most votes “FOR” will be elected to the Board. Broker non-votes and withheld votes will not affect the outcome of the vote on directors.

Q: How many votes are needed to approve the other proposals?

A: The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve the Warrant Approval Proposal, the 2022 Plan Amendment Proposal, the Auditor Appointment Proposal and the Adjournment Proposal. Abstentions will be treated as votes against these proposals. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on these proposals other than the Auditor Appointment Proposal and the Adjournment Proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Haskell and White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, the audit committee of our Board (“Audit Committee”) will reconsider its appointment.

Q: Is voting confidential?

A: We will keep all the proxies, ballots and voting tabulations private. We only let our inspector of election, Jan Castillo, an independent third party, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Q: When will the Company announce the voting results?

A: The Company may announce preliminary voting results after the adjournment of the Annual Meeting and will announce the final voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four (4) business days after the Annual Meeting.

Q: Do any directors or officers of the Company have a personal interest in the matter to be acted upon at the Annual Meeting?

A: Except for those directors who are nominated for election at the Annual Meeting, no officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposal 2, Proposal 3 and Proposal 4, that is not shared by all other stockholders.

Q: What if other matters are presented for consideration at the Annual Meeting?

A: The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than those described herein. If other matters do arise, the Board has made no recommendation as to how the proxies will vote on such other matters. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card as proxies to vote the shares represented thereby on such matters in their discretion and in accordance with their best judgment.

Q: Whom do I call if I have questions?

A: If you have any questions, need additional material, or need assistance in voting your shares, please feel free to contact Tenon Medical, Inc., Investor Relations, 104 Cooper Ct., Los Gatos, CA 95032 or by calling Investor Relations at (408) 649-5760, or by sending an e-mail to tenon@mzgroup.us.

MATTERS REQUIRING STOCKHOLDER ACTION

PROPOSAL 1

ELECTION OF DIRECTORS (Item 1 on the Proxy Card)

Nominees

There are seven (7) nominees recommended by the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) for election this year to hold office until the 2026 Annual Meeting of the Stockholders and until their respective successors are elected and qualified. Our Board has nominated: (i) Steven Foster; (ii) Richard Ginn; (iii) Ivan Howard; (vi) Richard Ferrari; (v) Kristine Jacques; (vi) Stephen Hochschuler, M.D.; and (vii) Robert Weigle and our management has no reason to believe that any nominee will be unable to serve. The biographies of each of the nominees contains information regarding the person’s service as a director, business experience, public-company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented above regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Tenon Medical and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

A nominee will be elected as a director if he receives a plurality of the votes cast, in person or by proxy, at the Annual Meeting. This means that the nominees for election as director who receive the highest number of affirmative votes at the Annual Meeting will be elected as director. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

The Board recommends that you vote “FOR” the election of all of these nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our directors and executive officers:

Name(1)	Age	Position	Director Since	Board Committee
Steven M. Foster	56	Chief Executive Officer and President, Director	2021	None

Richard Ginn	58	Chief Technology Officer and Director	2012	None

Kevin Williamson	40	Chief Financial Officer	—	—

Richard Ferrari	70	Executive Chairman of the Board	2012

Ivan Howard	57	Director	2022	Audit – Chairman; Compensation; Nominating and Corporate Governance

Kristine M. Jacques	57	Director	2024	Audit; Compensation

Stephen H. Hochschuler, M.D.	81	Director	2022	Audit; Nominating and Corporate Governance

Robert Weigle	64	Director	2022	Audit; Compensation and Corporate Governance

Steven M. Foster is our Chief Executive Officer and President, and is also a director of the Company. Mr Foster has over 30 years of marketing, sales, operations and general management experience. From 2015 to present Mr. Foster has been a principal with CTB Advisors, LLC in Brentwood, Tennessee. CTB Advisors was founded as a single member limited liability company for the purpose of providing medical device organizations and physicians with consultative assistance on commercialization focused projects. Projects included: CRM based clinician engagement program design, training and implementation for NuVasive (NUVA). Valuation assessment / business plan development of early-stage spine technology including IP assessment and regulatory pathway definition. M&A (SafeOp Surgical) integration project, Alphatec Spine (ATEC). Current Status: Exclusive to ATEC. From 2012 to 2014 Mr. Foster was Global Commercialization President of Safe Orthopedics SAS, Paris, FR (based in Michigan): There Mr Foster worked on early-stage commercialization of a novel single-use / sterile / traceable surgical kit for lumbar spine fusion. His focus included pre-clinical design, clinician advisor team development, early marketing, web design, convention presence and P&L preparation and management. Technology reached 200 global surgeries in first 12 months of commercialization. From 1992 to 2012 Mr. Foster was part of the Danek Group Inc., Sofamor Danek, Medtronic Spine organization where he held a variety of marketing, sales administration and general management roles, including as VP / GM of Medtronic Spine’s Western Europe operations from 2007-2010. Mr. Foster received a Bachelor of Science, Business Administration with a concentration in Marketing and Management from Central Michigan University in 1990.

Richard Ginn is a founder, the Chief Technology Officer and a director of the Company. Mr. Ginn’s focus is primarily on intellectual property and product development, he has travelled throughout the world to train physicians and participated in multiple FIH trials and is a named inventor on more than 300 patents for medical devices. Over the course of his career, he has helped raise more than $100 million in venture capital and has provided an average 10x return to his investors. Mr. Ginn is the founder of TransAortic Medical, an embolic protection device company, and is its President, CEO and a director from 2013 to present. At TransAortic, Mr. Ginn Managed all corporate operations, raised capital to support company needs; managed acquisition of technology by strategic partner; managed all Intellectual Property; and set up European distribution for CE Marked device. Mr. Ginn is the founder of Promed, a large hole femoral closure device company and was the CEO, President and a director from 2012 to 2019. At Promed he managed all corporate operations; raised capital to support company needs; and managed all intellectual property.

Kevin Williamson is our Chief Financial Officer. Mr. Williamson has been the Chief Financial Officer since September 3, 2024. Kevin Williamson most recently served as the Chief Financial Officer at Accelus Inc., a Florida-based medical device company focused on expandable spinal implant technology. In this role, from 2020 to 2024, Mr. Williamson was responsible for the Finance organization, Investor Relations and information technology functions. Prior to this role, Mr. Williamson served as the Director of Finance at Accelus Inc. from 2019 to 2020, where he was responsible for Financial Planning and Analysis. From 2015 to 2019 Mr. Williamson held various roles of increasing responsibility in the Corporate Finance department at NuVasive, Inc., a California-based medical device company focused on minimally invasive spine surgery. Mr. Williamson holds a B.S. in Business Administration, Finance from San Diego State University and an M.B.A. from the University of San Diego - Knauss School of Business.

Richard Ferrari is a founder, a director and Executive Chairman of the Company. Since 2000, Mr. Ferrari has been and currently is a Managing Director of Denovo Ventures a $650Mill venture firm specializing in Medical Devices and Biotechnology. From January 2019 until April 2021 Mr. Ferrari was employed as CEO and Chairman of the Board of Directors of PQ Bypass which culminated is a successful acquisition by Endologix. During the last five years Mr. Ferrari has been and currently is a board member (Executive Chairman) of Medlumics, S.L., a medical device company founded in 2011; a board member (Vice Chairman) of ABS Interventional; a board member (Executive Chairman) of Heart Beam Inc.; a board member of Biomodex Corporation; a board member of Retriever Medical Inc.; a board member of RMx Medical; a board member of Hawthorne Effect, Inc.; a board member and co-founder of TransAortic acquired by Medtronic; Executive Chairman of Sentreheart acquired by Atricure, a board member of Spinal Modualtion sold to St Jude and a board member of Hands of Hope. Mr. Ferrari has raised over $1billion for the companies he has been involved with and been a key member of the various boards M&A teams achieving over $2Bill in Acquisitions. Mr. Ferrari continues to mentor and advise a number of CEO’s and start-up companies on strategy and building organizations dedicated to delivering excellence. Mr. Ferrari is the creator of Excellence by Choice a series of lectures and presentations to help early-stage companies perform at the highest level of execution. Mr. Ferrari received a Bachelor’s Degree in Education from Ashland University and a MBA from University of South Florida.

Ivan Howard is a director of the Company. Mr. Howard has been since 2019 and currently is a Vice President and Sr. Specialist in Alternative Investment Fiduciary Risk for Banco Santander, a multinational financial services company. From 2020 Mr. Howard has been and currently serves as Director on the Collier County Farm Bureau board of directors. From 2016, Mr. Howard has been and currently serves as Chairman of the Hendry/Glades County Farm Service Agency. From 2020 Mr. Howard has been and currently serves on the U.S. Department of Agriculture Advisory Committee on Minority Farmers. From 2018 Mr. Howard has been and is currently a member of the University of Florida College of Biomedical Engineering External Advisory board. Mr. Howard holds an MBA from Mercer University and a Master’s Degree in Biomedical Engineering from the University of Florida.

We believe that Mr. Howard is well qualified to serve as a Director on our Board with his financial services and board membership experience.

Kristine M. Jacques was appointed as a director of the Company on March 25, 2024. From 2017 until 2023, Ms. Jacques was Vice President and General Manager, Interventional Pain Therapies at Vivex Biologics, Inc., a medical device company where she implemented a comprehensive strategic plan of a disruptive technology in the interventional spine market serving a significant unmet clinical need and potential $38 billion plus total addressable market, non-surgical treatment for chronic low back pain. From 2007 to 2017 Ms. Jacques was a Vice President at Alphatec Spine, Inc (Nasdaq:ATEC), a medical device company where she led the development and execution of a 3-year portfolio strategy to grow market share through identifying opportunities for innovation, maximizing product positioning and differentiation and delivering high quality products to meet the clinical and unmet needs of surgeons and their patients. From 1995 until 2007, Ms. Jacques served in various management positions at General Electric Corporation, prior to which she served from 1991 until 1994 at various management positions at Smith & Nephew, PLC, both of which are publicly traded. Previously, she was an Account Manager, Senior Investment Analyst for General Electric Capital Corporation from 1988 until 1991. Ms. Jacques received a Bachelor of Arts degree in Finance Administration from Michigan State University.

We believe that Ms. Jacques is well qualified to serve as a Director on our Board with her experience as a senior executive in the spine and medical device industries.

Stephen H. Hochschuler, M.D. is a director of the Company. Dr. Hochschuler is a world-renowned orthopedic spine surgeon. Dr. Hochschuler is the co-founder of the Texas Back Institute and founder of Back Systems, Inc., and founding Chairman of Innovative Spinal Technologies, Dr. Hochschuler has severed on numerous boards of directors and advisory boards for medical and scientific institutions. Dr. Hochschuler is a member of numerous national and international professional organizations including the American Academy of Orthopedic Surgeons; the American Pain Society; North American Spine Society; and the Southwest Chapter of the Society of International Business Fellows. Internationally, he is a member of the International Intradiscal Therapy Society; the International Society for Minimal Intervention in Spinal Surgery; the International Society for the Study of the Lumbar Spine; and is a founding board member of the Spinal Arthroplasty Society. He has also been a founding board member of The American Board of Spine Surgery and The American College of Spine Surgery. He is published in a wide range of professional journals, and has delivered numerous presentations worldwide. Dr. Hochschuler holds a BA from Columbia College and his medical degree from Harvard Medical School.

We believe that Dr. Hochschuler is well qualified to serve as a Director on our Board with his experience in as an orthopedic spine surgeon and his service on boards of directors and advisory boards of medical and scientific institutions as a member of the board of directors.

Robert K. Weigle is a director of the Company. He currently is and has been since October 2020, the CEO of Prime Genomics, a saliva-based diagnostics company utilizing Genomics. Mr. Weigle is also currently an executive in residence with DigitalDX, a venture capital firm. Mr. Weigle was CEO and a director of Benvenue Medical from May 2009 until August 2020. Benvenue was a Silicon Valley based medical device company, which raised over $200 million in funding. At Benvenue Mr. Weigle led growth from pre-clinical to successful clinical trials to commercial launch of first-generation devices in two distinct markets, one for the treatment of compression fractures in the spine and the second for the treatment of degenerative disc disease, resulting in a first full-year run rate exceeding $1 million per month. Mr. Weigle oversaw all early aspects of corporate strategy, including defining, communicating and executing the company’s overall business model; and represented Benvenue to the investment community. Mr. Weigle was also a senior executive at numerous healthcare/medical device companies, including TherOx, Inc, Cardiac Pathways, Baxter Healthcare and Cardima Corporation. Mr. Weigle also has relevant experience at Johnson & Johnson. Mr. Weigle holds a BA in Political Science from University of California, Berkeley.

We believe that Mr. Weigle is well qualified to serve as a Director on our Board with his experience in leading medical device companies both as a senior executive and as a member of the board of directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

CORPORATE GOVERNANCE

The business and affairs of Tenon Medical are managed under the direction of the Board. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to the Company’s stockholders. The Board believes that its practices align management and stockholder interests.

The Governance section of the Company website makes available the Company’s corporate governance materials, including the Second Amended and Restated Certificate of Incorporation, as corrected and amended (“Certificate of Incorporation”) as of the date of this Proxy Statement, and bylaws, the charters for each Board committee, the Company’s Code of Conduct and information about how to report concerns about the Company. To access these documents on the Company’s website, please visit https://ir.tenonmed.com/corporate-governance/governance-documents.

Board Composition/Election

Our Board presently consists of seven (7) directors whose terms expire at this Annual Meeting. Our directors are elected annually. Other than Kristine Jacques, all of the current directors have served on the Board since the effective date of the Company’s registration statement for its initial public offering in April 2022.

The Board has fixed the number of directors at seven (7).

As discussed in more detail later in this section, the Board has determined that four (4) of the seven (7) individuals standing for election are independent under the rules of Nasdaq.

Board Meetings

The Board met a total of five (5) times during fiscal year 2024 in person or via video or teleconference and acted by unanimous written consent eight (8) times. Each of the directors who served in the fiscal year 2024 attended at least 80% of the meetings of the Board and the committees of which he was a member and that were held during the period he served as a director.

Selection of Nominees for The Board of Directors

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating and Corporate Governance Committee’s charter provides that it may retain a third-party executive search firm to identify candidates from time to time. Our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Nominating and Corporate Governance Committee’s assessment of a proposed candidate may include a review of the person’s judgment, experience, independence, understanding of the Company’s business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board. The Nominating and Corporate Governance Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and the evaluations of other prospective nominees, if any.

In connection with this evaluation, it is expected that each member of the Nominating and Corporate Governance Committee will interview the prospective nominee before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Nominating and Corporate Governance Committee. We look for director candidates who have the skills and experience necessary to help us achieve success within our industry.

We believe that each of our directors has the necessary qualifications to be a value-added member of our Board. As noted in the director biographies, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

There are no arrangements or understanding between any of the directors or the director nominee or officers of our Company or any other person pursuant to which any officer or director or director nominee was or is to be selected as an officer or director or director nominee.

Nominees for Director

The Board nominated Mr. Foster, Mr. Ginn, Mr. Howard, Mr. Ferrari, Ms. Jacques, Mr. Weigle and Dr. Hochschuler to stand for election for the seven (7) Board seats. Each such individual has consented to serve if elected.

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2026 Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their death, retirement or resignation.

Stockholder Nominations

For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Nominating and Corporate Governance Committee.

To be timely, a stockholder’s notice shall be delivered to the Chief Financial Officer at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.

Nominations and the solicitation notice should be sent to the Nominating and Corporate Governance Committee, Tenon Medical, Inc., 104 Cooper Ct., Los Gatos, CA 95032.

As of the date of this Proxy Statement, we have not received timely notice of any nomination by a stockholder.

Ethical Guidelines

Tenon Medical, Inc.’s code of business conduct and ethics (“Code”) was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code is available on our corporate website at https://ir.tenonmed.com/corporate-governance/governance-documents. The Code requires compliance with applicable law, discusses how conflicts of interest are handled, requires familiarity with the Company’s disclosure requirements and provides for waivers under certain circumstances. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Board Leadership

The Nominating and Corporate Governance Committee annually reviews the Board’s leadership structure and evaluates the performance and effectiveness of the Board. The Board retains the authority to modify its leadership structure in order to stay current with our Company’s circumstances and advance the best interests of the Company and its stockholders as and when appropriate. The Board’s annual self-evaluation includes questions regarding the Board’s opportunities for open communication and the effectiveness of executive sessions.

Director Independence

Our Board is composed of a majority of “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” applied by Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the 3 years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; and

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on the information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Ivan Howard, Robert Weigle, Kristine M. Jacques and Stephen H. Hochschuler, M.D. are independent directors of the Company.

Role of Board in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Board Committees

The Board has established three standing committees: (i) Audit Committee; (ii) compensation committee of the Board (“Compensation Committee”); and (iii) Nominating and Corporate Governance Committee. Each of the committees operates pursuant to its charter. The committee charters will be reviewed annually by the Nominating and Corporate Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Nominating and Corporate Governance Committee may propose revisions to the charters. The responsibilities of each committee are described in more detail below.

Audit Committee. The Audit Committee consists of three directors, Ivan Howard, Kristine Jacques and Robert Weigle, all of which are currently “independent” as defined by Nasdaq and includes an audit committee financial expert, Mr. Howard, within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. The audit committee’s duties are specified in a charter and include, but not be limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee is composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. The Compensation Committee consists of three directors, Ivan Howard, Robert Weigle and Kristine Jacques, who are “independent” as defined by Nasdaq. The Compensation Committee’s duties are specified in a charter and include, but not be limited to:

●	reviews, approves and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

●	administers our equity compensation plans;

●	reviews and approves, or makes recommendations to our Board, regarding incentive compensation and equity compensation plans; and

●	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of two directors, Robert Weigle and Stephen Hochschuler, MD, both of which are “independent” as defined by Nasdaq. The nominating and corporate governance committee’s duties are specified in a charter and include, but not be limited to:

●	identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

●	evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;

●	evaluating nominations by stockholders of candidates for election to our Board; and

●	corporate governance matters.

AUDIT COMMITTEE REPORT

The Audit Committee: The members of the Audit Committee (for purposes of this report, the “Committee”) are Messrs. Ivan Howard, who serves as Chairman, and Robert Weigle and Ms. Kristine Jacques. The Board has determined that all of the members of the Committee are independent within the meaning of applicable SEC regulations and the listing standards of the Nasdaq and that Mr. Howard, the Chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Howard has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq and that each member of the Committee is financially literate within the meaning of the Nasdaq listing standards.

Audit Committee Charter: The Audit Committee operates under a written charter adopted by the Board. The charter is reviewed by management at least annually, and any recommended changes are presented to the Committee for review and approval. The charter is available on our website at: https://ir.tenonmed.com/corporate-governance/governance-documents.

Audit Committee Responsibilities: The Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors (who report directly to the Committee). Each year, the Committee evaluates the performance, qualifications and independence of the independent auditors. The Committee is also involved in the selection of the lead audit partner. In evaluating the Company’s independent auditors, the Committee considers the quality of the services provided, as well as the independent auditors’ and lead partner’s capabilities and technical expertise and knowledge of the Company’s operations and industry.

The Committee met five (5) times during the fiscal year ended 2024. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings generally include private sessions with the Company’s independent auditors, without the presence of the Company’s management. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal control over financial reporting. The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting. It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company’s internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company’s financial statements and effectiveness of internal control over financial reporting.

Oversight Matters: As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. With respect to each 2024 fiscal reporting period, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with RBSM matters relating to their respective independence, including a review of audit and non-audit fees and the written disclosures and letter received from RBSM required by applicable requirements of the PCAOB regarding their respective communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Audit Committee Recommendation: Based on the Committee’s discussions with management and the independent auditors and the Committee’s review of the representations of management and the report of the independent auditors to the Board and stockholders, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

This report has been furnished by the members of the Audit Committee:

Ivan Howard, Chairman

Robert Weigle

Kristine Jacques

DIRECTOR COMPENSATION

The Compensation Committee establishes and reevaluates if it deems necessary or prudent in its discretion, the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee may utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to our peer group’s independent directors.

The Compensation Committee has the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and under such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

The following table illustrates the compensation paid by the Company to its directors. The disclosure is provided for the fiscal year ended December 31, 2024.

Director	Cash Compensation[1]	Equity Compensation[2]	Total Compensation
Ivan Howard	$67,500	$—	$67,500
Kristine M. Jacques[3]	$44,375	$12,040	$56,415
Robert Weigle	$75,000	$—	$75,000
Stephen Hochschuler	$45,000	$—	$45,000
Total	231,875	$—	$243,915

[1]	Ivan Howard received $40,000 as a board retainer, $20,000 for being Audit Committee Chairman and $7,500 for being a member of the Compensation Committee; Kristine Jacques received $30,000 as a board retainer, $7,500 for being a member of the Audit Committee and $16,875 for being a member of the Compensation Committee; Robert Weigle received $40,000 as a board retainer, $10,000 for being Nominating and Corporate Governance Committee Chairman, $15,000 for being a member of the Compensation Committee and $10,000 for being a member of the Audit Committee; and Stephen Hochschuler received $40,000 as a board retainer and $5,000 for being a member of the Nominating and Corporate Governance Committee.

[2]	No equity compensation was issued to board members in 2024 other than the initial RSU grant to Kristine Jacques.

[3]	Appointed as a director on March 25, 2024.

EXECUTIVE COMPENSATION

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2024 and 2023 to our Chief Executive Officer and President (principal executive officer), our Chief Financial Officer and Chief Technology Officer. We refer to these individuals as our “named executive officers.”

Summary Compensation Table

Name and Principal Position	(Salary $)	($)Bonus	Option/RSU Awards(1) ($)	Total ($)
Steven M. Foster, Chief Executive Officer
2024	$363,784	$—	$4,737	$368,521
2023	$400,000	$87,600	$—	$487,600
Kevin Williamson, Chief Financial Officer(2)
2024	$102,127	$—	$21,815	$123,942
Steven Van Dick, former Chief Financial Officer(3)
2024	$318,128	$—	$3,842	$321,970
2023	$325,000	$60,225	$—	$385,225
Richard Ginn, Chief Technology Officer
2024	$282,716	$—	$2,617	$285,333
2023	$290,000	$60,225	$—	$350,225

(1)	In 2024, in accordance with the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units offered to all employees, Mr. Foster, Mr. Van Dick and Mr. Ginn exchanged existing stock options for restricted stock units (“RSUs”). No options or RSUs were granted to the named executives in 2023.

(2)	Mr. Williamson was appointed Chief Financial Officer beginning on September 3, 2024.

(3	Mr. Van Dick retired and resigned from his position as Chief Financial Officer effective July 31, 2024.

Employment Agreements

Foster Employment Agreement. Steven M. Foster, our Chief Executive Officer and President and a member of our Board, and the Company entered into an Employment Agreement dated as of June 1, 2021 (the “Foster Employment Agreement”). The Foster Employment Agreement provides Mr. Foster an annual base salary of $300,000, an annual bonus of up to $120,000 based upon achievement of mutually agreed upon milestones, options to purchase shares of our common stock in an amount sufficient to maintain Mr. Foster’s equity ownership at 4%, which were granted at the closing of our initial public offering and employee benefits that are generally given to our senior executives.

Under the Foster Employment Agreement, in the event that Mr. Foster’s employment is terminated by us without cause (as described in the Foster Employment Agreement) or by Mr. Foster for good reason (as described in the Foster Employment Agreement), Mr. Foster would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Foster would be entitled to (1) vesting of his options granted prior to the date of the Foster Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity then in effect.

If Mr. Foster is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Foster’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Foster Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Ginn Employment Agreement. Richard Ginn, our founder, Chief Technology Officer and a director of the Company, and the Company entered into an Employment Agreement dated as of June 1, 2021 (the “Ginn Employment Agreement”). The Ginn Employment Agreement provides Mr. Ginn an annual base salary of $275,000, an annual bonus of up to 30% of base salary based upon achievement of mutually agreed upon milestones, a second bonus of up to $200,000 based on certain milestones determined by our Board and employee benefits that are generally given to our senior executives.

Under the Ginn Employment Agreement, in the event that Mr. Ginn’s employment is terminated by us without cause (as described in the Ginn Employment Agreement) or by Mr. Ginn for good reason (as described in the Foster Employment Agreement), Mr. Ginn would be entitled to (1) severance equal to his base salary at termination, payable in instalments over the 12-month period following termination and (2) payments in respect of continuing health care coverage for up to twelve months following termination. In addition, upon a change in control of the Company, Mr. Ginn would be entitled to (1) vesting of his options granted prior to the date of the Ginn Employment Agreement and (2) a lump sum cash payment of one year of his base salary and bonus opportunity.

If Mr. Ginn is terminated for cause or because of death or disability or resigns without good reason, then all vesting of Mr. Ginn’s equity awards and payments of compensation will immediately terminate and any severance benefits will be paid in accordance with established policies, if any, then in effect.

The Ginn Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Williamson Employment Agreement. Kevin Williamson, our Chief Financial Officer, and the Company entered into an Employment Agreement dated as of August 20, 2024 (the “Williamson Employment Agreement”). The Williamson Employment Agreement provides Mr. Williamson an annual base salary of $315,000, an annual bonus of up to 30% of his base salary based upon achievement of mutually agreed upon milestones, 50,000 RSUs and employee benefits that are generally given to our senior executives.

Under the Williamson Employment Agreement, in the event that Mr. Williamson’s employment is terminated by us without cause (as described in the Williamson Employment Agreement) the Company will provide severance pay equal to 100% of the Base Salary for a period of 12 months from the date of termination.

The Williamson Employment Agreement contains restrictive covenants and other obligations relating to non-solicitation of our employees, non-disclosure of our proprietary information and assignment of inventions.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of RSUs and shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

Option Awards					Equity Awards (RSUs)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of RSUs that have not Vested	Market Value of RSUs
Steven M. Foster	—	—	$—	—	455	$855
Kevin Williamson	—	—	$—	—	6,250	$11,750
Richard Ginn	—	—	$—	—	941	$1,769
Steven Van Dick	—	—	$—	—	—	$—

RSUs

The RSUs for Mr. Foster and Mr. Ginn were granted on May 12, 2022 and have the following vesting schedule: one-third vest on May 22, 2023 and the remaining two thirds vesting equally every six months over the following two years. The RSUs for Mr. Williamson were granted on November 5, 2024 with the following vesting schedule: one-third vest on September 3, 2025 and the remaining two thirds vesting equally every six months over the following two years.

Executive Chairman

On May 7, 2021, the Company entered into a Consulting Agreement (the “Ferrari Consulting Agreement”) with Richard Ferrari, a founder of the Company and its Executive Chairman, pursuant to which Mr. Ferrari was to assume the role of Executive Chairman of the Company in exchange for compensation of $22,500 per month starting September 1, 2021. Under this consulting agreement Mr. Ferrari was paid a bonus of $350,000, as a result of the closing of our initial public offering in April 2022. In May of 2022 Mr. Ferrari was granted RSUs which had a grant date fair value of $2,427,020 and vest over three years, with one-third vesting in May of 2023 and the remaining two thirds vesting equally every six months over the following two years. The compensation paid to Mr. Ferrari during the fiscal years ended December 31, 2024 and 2023, totaled $270,000 and $247,500, respectively.

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June6, 2025, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of a class of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of a class of voting stock is determined in accordance with the rules of the SEC and includes any shares of such class of the Company’s voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 7,589,970 shares of common stock, 256,968 shares of Series A Preferred Stock, and 86,454 shares of Series B Preferred Stock (which are entitled to vote with our common stock on a 1:1 as converted basis), in each case, issued and outstanding on June 6, 2025, plus, for each individual, any common stock that individual has the right to acquire within 60 days of June 6, 2025.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Number of Shares Beneficially Owned				Beneficial Ownership Percentages Prior to Offering
Name and Address of Beneficial Owner(1)	Common Stock		Series A Preferred Stock(2)	Series B Preferred Stock(2)	Percent of Common Stock	Percent of Series A Preferred Stock	Percent of Series B Preferred Stock	Percent of Voting Stock(3)
Officers and Directors
Steven M. Foster, Chief Executive Officer and President	3,423	(4)	-		*	-		*
Kevin Williamson, Chief Financial Officer	-		-		--	-		--
Richard Ginn, Chief Technology Officer	11,929	(5)	-		*	-		*
Richard Ferrari, Chairman of the Board	7,199	(6)	-		*	-		*
Ivan Howard, Director	1,230	(7)	-		*	-		*
Kristine M. Jacques, Director	583	(8)	-		-	-		-
Robert K. Weigle, Director	234	(9)	-		*	-		*
Stephen H. Hochschuler, M.D., Director	845	(10)	-		*	-		*

Officers and Directors as a Group	25,442	(11)	-		*	-		*
5%+ Stockholders
The Beckham-Shufeldt Family Trust	-		66,116		-	25.7%		3.1%
Ascent Special Ventures LLC	-		67,783		-	26.4%		3.2%
Dr. James Chappuis				7,859			9.1%	* %
Norton Capital LLC				7,859			9.1%	* %
MNAZ Investment Properties				7,859			9.1%	* %
Vantage FBO Jonathan Fitzhugh Beneficiary IRA				7,859			9.1%	* %
Vantage FBO Todd Douma IRA				7,859			9.1%	* %
The 2017 Theresa A Lungwitz Rev Trust				7,859			9.1%	* %

*	Indicate less than 1% beneficial ownership.

(1)	The principal address of the named officers, directors and 5%+ stockholders of the Company is c/o Tenon Medical, Inc., 104 Cooper Court, Los Gatos, CA 95032.

(2)	Entitles the holder to 10 votes per share and votes with the common as a single class.

(3)	Represents total ownership percentage with respect to all shares of common stock, Series A Preferred Stock and Series B Preferred Stock, as a single class.

(4)	Includes 455 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025.

(5)	Includes 941 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025.

(6)	Includes 1,153 shares held by the Ferrari Family Trust for which Richard Ferrari is trustee and 658 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025 (includes 86 shares of our common stock underlying restricted stock units held by TCTIG, LLC for which Richard Ferrari is the beneficial owner) and 824 shares of our common stock held by TCTIG, LLC and for which Richard Ferrari has voting control.

(7)	Includes 164 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025 (includes 86 shares of our common stock underlying restricted stock units held by TCTIG, LLC for which Ivan Howard is the beneficial owner) and 824 shares of our common stock held by TCTIG, LLC and for which Ivan Howard is either the beneficial owner or has voting control.

(8)	Includes 583 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025.

(9)	Includes 78 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025.

(10)	Includes 78 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025 and 247 shares of our common that are held by SHKH, LLC, an entity for which Stephen H. Hochschuler has a controlling interest.

(11)	Includes 2,956 shares of our common stock underlying restricted stock units that vest within 60 days of March 26, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the Company’s policies and procedures for the review of related person transactions the Audit Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our stockholders and the Company. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $120,000 are subject to the Audit Committee’s review. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock. After its review, the Audit Committee may approve or ratify the transaction.

On May 7, 2021, the Company entered into the Ferrari Consulting Agreement with Richard Ferrari, a founder of the Company and its Executive Chairman, pursuant to which Mr. Ferrari was to assume the role of Executive Chairman of the Company in exchange for compensation of $22,500 per month starting September 1, 2021. Under this consulting agreement Mr. Ferrari was paid a bonus of $350,000, as a result of the closing of our initial public offering in April 2022. In May of 2022 Mr. Ferrari was granted RSUs which had a grant date fair value of $2,427,020 and vest over three years, with one-third vesting in May of 2023 and the remaining two thirds vesting equally every six months over the following two years. The compensation paid to Mr. Ferrari during the fiscal year ended December 31, 2023, totaled $247,500.

Other than the Ferrari Consulting Agreement and regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in the section “Executive Compensation,” there have been no transactions since January 1, 2022 or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater stockholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

PROPOSAL 2

APPROVAL OF THE WARRANT APPROVAL PROPOSAL (Item 2 on the Proxy Card)

On March 11, 2025, the Company entered into a Warrant Exercise Inducement Offer Letter Agreement (the “Inducement Agreement”) with a certain holder (the “Holder”) of existing common stock purchase warrants (the “Existing Warrants”). The Existing Warrants were originally issued on September 16, 2024 and were exercisable for up to 2,445,700 shares of the Company’s common stock at an exercise price of $4.28 per share.

Pursuant to the Inducement Agreement, the Holder agreed to exercise all 2,445,700 Existing Warrants for cash at a reduced exercise price of $1.25 per share. In exchange, the Company agreed to issue to the Holder:

●	Series C-1 Warrants, exercisable for up to 2,445,700 shares of common stock at an exercise price of $1.25 per share, with a five-year term commencing on the date stockholder approval is obtained; and
●	Series C-2 Warrants, exercisable for up to 1,222,850 shares of common stock at an exercise price of $1.25 per share, with a three-year term commencing on the date stockholder approval is obtained.

Under the terms of the Inducement Agreement, the New Warrants may not be exercised until stockholder approval is obtained. The Company has agreed to seek stockholder approval no later than 165 days from March 11, 2025.

The Company is therefore seeking stockholder approval to approve the exercisability of the New Warrants. This approval is also required under applicable Nasdaq listing rules because the issuance of the New Warrants could be considered to exceed the 20% threshold for private issuances at a discount to market price.

If stockholder approval is not obtained, the New Warrants will remain unexercisable. If approval is obtained, the New Warrants will become exercisable as described above.

Summary of Material Terms of the New Warrants

Exercise Price: Each of the Series C-1 Warrants and Series C-2 Warrants has an exercise price of $1.25 per share, subject to adjustment for stock splits, recapitalizations, and similar events.

Exercisability: The Series C-1 Warrants become exercisable on the date stockholder approval is obtained and will expire five years thereafter. The Series C-2 Warrants become exercisable on the date stockholder approval is obtained and will expire three years thereafter.

Beneficial Ownership Limits: Each New Warrant contains a blocker provision preventing exercise if it would result in the Holder beneficially owning more than 4.99% (or 9.99% at the Holder’s election) of the Company’s outstanding common stock.

Cashless Exercise: If a registration statement covering the resale of shares issuable upon exercise of the New Warrants is not then effective, the New Warrants may be exercised via cashless exercise.

Transferability and Other Terms: The New Warrants may be transferred in accordance with applicable law and without Company consent. They do not carry voting or dividend rights and are governed by New York law.

Reasons for the Proposal

The Warrant Approval Proposal is necessary to comply with Nasdaq listing requirements and to fulfill the Company’s contractual obligation to the Holder. Approval of Proposal 2 will enable the Company to complete the inducement transaction, and enhance its ability to raise funds in the future.

The Board recommends that you vote “FOR” the Warrant Approval Proposal.

PROPOSAL 3

APPROVAL OF THE 2022 PLAN AMENDMENT PROPOSAL (Item 3 on the Proxy Card)

Our Board has adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders to approve the amendment to the 2022 Plan to increase the total number of shares of common stock subject to the 2022 Plan from 189,870 shares to 1,328,365 shares, and revise the plan’s evergreen provision to provide for an annual increase of shares reserved under the 2022 Plan as described below (the “Plan Amendment”).

On January 10, 2022, our Board approved the 2022 Plan and on February 2, 2020, our stockholders approved the 2022 Plan. The 2022 Plan governs equity awards to our employees, directors, officers, consultants and other eligible participants. Initially, the maximum number of shares of our common stock that may be subject to awards under the 2022 Plan is equal to (i) 160,000 plus (ii) the lesser of (a) 75,000 and (b) the number of shares of our common stock subject to awards granted under the 2012 Plan that after the 2012 Plan is terminated are cancelled, expired or otherwise terminated without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest. The maximum number of shares that are subject to awards under the 2022 is currently subject to an annual increase equal to the lesser of (i) 110,000 shares of our common stock, (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number and (iii) such number of shares of our common stock as determined by the 2022 Plan administrator. As of the Record Date, the maximum shares of our common stock that may be subject to awards under the 2022 Plan is equal to 189,870.

To provide the Company with continued flexibility to meet its future equity compensation needs, the Board is requesting that stockholders approve the Plan Amendment, which would increase the number of shares authorized for issuance under the 2022 Plan from 189,870 shares to 1,328,365 shares and amend the plan’s evergreen provision to increase the annual automatic increase of shares of common stock reserved under the 2022 Plan occurring on January 1 of each fiscal year, beginning with the fiscal year ending December 31, 2026, to either, as determined in the sole discretion of the 2022 Plan administrator (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) a number of shares that, when added to the number of shares reserved under the 2022 Plan on the last day of the prior fiscal year, will cause the number of shares reserved under the 2022 Plan to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number than obtained from the application of clause (x) above, as determined by the 2022 Plan administrator. These changes are intended to ensure the Company can continue to attract, retain, and incentivize qualified employees, consultants, and directors, especially in today’s competitive labor market. A copy of the Plan Amendment is attached to this proxy statement as Annex A.

The 2022 Plan administrator is our Board or any of its committees that are administering the 2022 Plan.

Equity Compensation Plan Information

The table below sets forth information as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	31,546	$20.79	135,971
Equity compensation plans not approved by security holders	—	$—	—
Total	31,546	$20.79	135,971

Policies and Practices for Granting Certain Equity Awards

Our policies and practices regarding the granting of equity awards are carefully designed to ensure compliance with applicable securities laws and to maintain the integrity of our executive compensation program. The Compensation Committee is responsible for the timing and terms of equity awards to executives and other eligible employees.

The timing of equity award grants is determined with consideration to a variety of factors, including but not limited to, the achievement of pre-established performance targets, market conditions and internal milestones. The Company does not follow a predetermined schedule for the granting of equity awards; instead, each grant is considered on a case-by-case basis to align with the Company’s strategic objectives and to ensure the competitiveness of our compensation packages.

In determining the timing and terms of an equity award, the Board or the Compensation Committee may consider material nonpublic information to ensure that such grants are made in compliance with applicable laws and regulations. The Board’s or the Compensation Committee’s procedures to prevent the improper use of material nonpublic information in connection with the granting of equity awards include oversight by legal counsel and, where appropriate, delaying the grant of equity awards until the public disclosure of such material nonpublic information.

The Company is committed to maintaining transparency in its executive compensation practices and to making equity awards in a manner that is not influenced by the timing of the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Company regularly reviews its policies and practices related to equity awards to ensure they meet the evolving standards of corporate governance and continue to serve the best interests of the Company and its shareholders.

The Board recommends that you vote “FOR” the 2022 Plan Amendment Proposal.

PROPOSAL 4

APPROVAL OF THE AUDITOR APPOINTMENT PROPOSAL (Item 4 on the Proxy Card)

Proposal: The Board of Directors is asking that you vote to ratify the Board’s selection of Haskell & White LLP as our independent registered public accounting firm for fiscal year 2025.

Armanino LLP (“Armanino”) served as our independent registered public accounting firm to audit our books and accounts for the fiscal year ended December 31, 2022. Armanino also served as our independent registered public accountant prior to September 7, 2023. On September 7, 2023, Haskell & White LLP (“H&W”) became engaged as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

The table below presents the aggregate fees for professional services rendered by H&W for the years ended December 31, 2024 and 2023:

	2024	2023
Audit fees	$210,600	$158,500
Audit-related fees	174,000	—
All other fees	—	—
Total fees	$384,600	$158,500

The table below presents the aggregate fees billed for professional services rendered by Armanino for fiscal year 2023 (up to September 7, 2023).

2023
Audit fees	$179,102
Audit-related fees	54,981
All other fees	—
Total fees	$234,083

In the above tables, “audit fees” are fees billed for services provided related to the audit of our annual financial statements, quarterly reviews of our interim financial statements, and services normally provided by the independent accountant in connection with regulatory filings or engagements for those fiscal periods. “Audit-related fees” are fees not included in audit fees that are billed by the independent accountant for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These audit-related fees also consist of the review of our registration statements filed with the SEC and related services normally provided in connection with regulatory filings or engagements. “All other fees” are fees billed by the independent accountant for products and services not included in the foregoing categories.

The Board of Directors recommends that you vote “FOR” approval of this proposal.

PROPOSAL 5

APPROVAL OF THE ADJOURNMENT PROPOSAL (Item 5 on the Proxy Card)

Proposal 5 is to consider and vote upon the proposal to approve adjourning the Annual Meeting, if necessary or appropriate in the discretion of the Board, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to any of Proposals 1 through 4.

General

The Annual Meeting may be adjourned to another time or place, if necessary or appropriate in the discretion of the Board, to permit further solicitation of proxies to obtain additional votes in favor of any of Proposals 1 through 4 (the “Adjournment”).

If, at the Annual Meeting, the number of shares of common stock present or represented and voting in favor of any of Proposals 1 through 4 is insufficient to approve either such proposal, the Company intends to move for the Adjournment in order to enable our Board to solicit additional proxies for approval of such proposal. We are asking our stockholders to approve this Proposal 5 for the Adjournment if necessary or appropriate in the discretion of the Board.

Vote Required

The affirmative vote of a majority of the votes cast is required for approval of the Adjournment. For the purpose of the vote on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Recommendation

The Board recommends that you vote “FOR” the approval of the Adjournment.

ADDITIONAL INFORMATION

Solicitation Expenses: Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited principally by mail, by telephone and through the internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How To Receive Additional Paper Copies of the Proxy Statement: The Company has adopted a procedure called “householding” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single notice and, if applicable, this Proxy Statement and Annual Report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials. Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Tenon Medical, Inc., Investor Relations, 104 Cooper Ct., Los Gatos, CA 95032 or by calling Investor Relations at (408) 649-5760, or by sending an e-mail to tenon@mzgroup.us.

Stockholder Proposals for Consideration at the 2026 Annual Meeting of Stockholders: Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and proxy card for presentation at our 2026 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at Tenon Medical, Inc., Investor Relations, 104 Cooper Ct., Los Gatos, CA 95032 by April 24, 2026. The proposal should be sent to the attention of the Chief Financial Officer.

Under our bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business, including the nomination of someone as a director, at an Annual Meeting of Stockholders that is not included in our Proxy Statement. These procedures provide that an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Nominating and Corporate Governance Committee at our principal executive offices and you must include information set forth in our bylaws. See “Governance of the Company – Stockholder Nominations” above.

We must receive the notice of your intention to propose an item of business at our 2026 Annual Meeting no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting as specified in our bylaws. If the 2026 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year’s Annual Meeting, then the item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Assuming that our 2026 Annual Meeting is held within 30 days of the anniversary of this Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 24, 2026.

You may contact Tenon Medical’s Chief Financial Officer at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

The chairperson of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

2024 Annual Report: A copy of our 2024 Annual Report, as filed with the SEC on March 26, 2025, is available to stockholders without charge upon written request directed to our Secretary at 104 Cooper Ct., Los Gatos, CA 95032 or by phone at (408) 649-5760. The Company makes available free of charge on or through its website, www.tenonmed.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing.

Other Matters To Be Considered At The Annual Meeting: The Board is not aware of any other matters that are expected to come before the 2025 Annual Meeting other than those referred to in this proxy statement and as set forth above. The Board has made no recommendation as to how the proxies will vote on such other matters. If any other matter should come before the Annual Meeting, the individuals named on the proxy card intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors

Richard Ferrari

Executive Chairman of the Board

Annex A

AMENDMENT TO TENON MEDICAL, INC. 2022 EQUITY INCENTIVE PLAN

July 23, 2025

Subject to the approval of the stockholders (the “Stockholder Approval”) of Tenon Medical, Inc., a Delaware corporation (the “Company”), at the Company’s 2025 Annual Meeting of Stockholders, the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) is hereby amended as follows:

1. Section 3. Sections 3.1 and 3.2 of the 2022 Plan are hereby amended and restated in its entirety as follows:

“3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 of the Plan and the automatic increase set forth in Section 3.2 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to 1,328,365 Shares. In addition, Shares may become available for issuance under Section 3.2 of the Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

“3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2026 Fiscal Year, in an amount equal to either, as determined in the sole discretion of the Administrator (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) a number of shares that, when added to the number of shares reserved under the Plan on the last day of the prior fiscal year will cause the number of shares reserved under the Plan to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number than obtained from the application of clause (x) above, as determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.”

Except as expressly amended hereby, the terms of the 2022 Plan shall be and remain unchanged and the 2022 Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

TENON MEDICAL, INC.

By:
Name:	Steven Foster
Title:	Chief Executive Officer and President

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V76264-P35635 Nominees: ! ! ! 5. To approve adjourning the Annual Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of the proposals listed above at the time of the Annual Meeting (the “Adjournment Proposal”). 3. To approve amendments to the Tenon Medical, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the number of shares of the Company’s common stock reserved for issuance under the 2022 Plan from 189,870 shares to 1,328,365 shares and (ii) amend the 2022 Plan’s evergreen provision to increase the annual automatic increase of shares of common stock reserved under the 2022 Plan occurring on January 1 of each fiscal year, beginning with the fiscal year ending December 31, 2026, to either, as determined in the sole discretion of the 2022 Plan administrator (x) the greater of (A) 4% of the total number of shares of common stock outstanding on the last day of the prior fiscal year or (B) a number of shares that, when added to the number of shares reserved under the 2022 Plan on the last day of the prior fiscal year, will cause the number of shares reserved under the 2022 Plan to equal 15% of the total shares of common stock outstanding on the last day of the prior fiscal year, or (y) a lesser number than obtained from the application of clause (x) above, as determined by the 2022 Plan administrator (the “2022 Plan Amendment Proposal”); 1. To elect Steven Foster, Richard Ginn, Ivan Howard, Richard Ferrari, Kristine Jacques, Robert Weigle and Stephen Hochschuler, M.D. as directors to serve until the 2026 Annual Meeting of the Stockholders of the Company; 2. To approve the exercisability of the warrants issued pursuant to the warrant exercise inducement transaction entered into on March 11, 2025, including (i) the Series C-1 Warrants to purchase up to 2,445,700 shares of common stock and (ii) the Series C-2 Warrants to purchase up to 1,222,850 shares of common stock, in each case at an exercise price of $1.25 per share, which will become exercisable for five years and three years, respectively, from the date on which stockholder approval is obtained (the “Warrant Approval Proposal”); 4. To ratify the appointment of Haskell and White, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 (the “Auditor Appointment Proposal”); and 01) Steven Foster 02) Richard Ginn 03) Ivan Howard 04) Richard Ferrari 05) Kristine Jacques 06) Robert Weigle 07) Stephen Hochschuler, M.D. For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! TENON MEDICAL, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: The Board of Directors recommends you vote FOR the following proposals: TENON MEDICAL, INC. 104 COOPER CT. LOS GATOS, CA 95032 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 22, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TNON25 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 22, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2024 Annual Report on Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. V76265-P35635 TENON MEDICAL, INC. Annual Meeting of Stockholders July 23, 2025 at 10:30 a.m. Pacific Time This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Steven Foster and Kevin Williamson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common and Preferred Stock of TENON MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m. Pacific Time, on Wednesday, July 23, 2025, virtually at www.virtualshareholdermeeting.com/TNON25, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side